Exhibit 4.1

SUPPLEMENTAL INDENTURE

Dated as of June 1, 2021

To

Indenture of Mortgage and Deed of Trust

Dated as of May 1, 1921

as Amended and Restated

as of April 7, 2005

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(f/k/a BANKERS TRUST COMPANY),

Trustee

2.05% First and Refunding Mortgage Bonds, 2021 Series A, due 2031

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY
Supplemental Indenture, Dated as of June 1, 2021

SCHEDULE A      -      Form of Bond of 2021 Series A, Form of Trustee’s Certificate

SCHEDULE B      -      Property Subject to the Lien of the Mortgage

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SUPPLEMENTAL INDENTURE, dated as of June 1, 2021, between THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as Eversource Energy, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY), a corporation organized and existing under the laws of the State of New York (hereinafter called “Trustee”).

WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and eighty-nine Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018, March 1, 2019, September 1, 2019 and December 1, 2020 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, including as amended and restated in its entirety on April 7, 2005, being hereinafter generally called the “Mortgage Indenture,” and (ii) together with said Supplemental Indentures thereto, the “Mortgage”), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $3,915,345,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

WHEREAS, the Company, by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage, has duly determined to create a further series of bonds under the Mortgage to be designated “2.05% First and Refunding Mortgage Bonds, 2021 Series A, due 2031” (hereinafter generally referred to as the “bonds of 2021 Series A”), to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, such fully registered bonds and the Trustee’s certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof; and

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WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not in excess initially of Four Hundred Twenty-Five Million Dollars ($425,000,000) in aggregate principal amount of bonds of 2021 Series A and other necessary actions have been duly authorized by the Board of Directors of the Company; and

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not specifically described in the Mortgage but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time; and

WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of 2021 Series A, to subject such additional property to the lien of the Mortgage and to confirm the lien of the Mortgage on the Property referred to below, all as permitted by Sections 401 and 1301(d) and (f) of the Mortgage Indenture; and

WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of 2021 Series A, when executed by the Company and authenticated by the Trustee, the valid, binding and legal obligations of the Company have been authorized and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein, including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule B hereto.

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Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule B or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

Subject, however, to Permitted Liens, as defined in the Mortgage Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

And it is hereby covenanted that all such bonds of 2021 Series A are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

ARTICLE 1.

FORM AND PROVISIONS OF BONDS OF 2021 SERIES A

SECTION 1.01.      Designation; Amount. The bonds of 2021 Series A shall be designated “2.05% First and Refunding Mortgage Bonds, 2021 Series A, due 2031” and shall initially be authenticated in the aggregate principal amount of Four Hundred Twenty-Five Million Dollars ($425,000,000). The initial issue of the bonds of 2021 Series A may be effected upon compliance with the applicable provisions of the Mortgage Indenture. Additional bonds of 2021 Series A, without limitation as to amount, having the same terms and conditions as the bonds of 2021 Series A (except for the date of original issuance, the offering price and, if applicable, the initial interest payment date) may also be issued by the Company without the consent of the holders of the bonds of 2021 Series A, pursuant to a separate supplemental indenture related thereto. Such additional bonds of 2021 Series A shall be part of the same series as the bonds of 2021 Series A.

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SECTION 1.02.      Form of Bonds of 2021 Series A. The bonds of 2021 Series A shall be issued only in fully registered form without coupons in minimum denominations of Two Thousand Dollars ($2,000) and integral multiples of One Thousand Dollars ($1,000) thereafter.

The bonds of 2021 Series A and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

SECTION 1.03.      Provisions of Bonds of 2021 Series A; Interest Accrual. The bonds of 2021 Series A shall mature on July 1, 2031, and shall bear interest, including on overdue interest, payable semiannually on January 1 and July 1 of each year, commencing January 1, 2022, at the rate specified in their title, until the Company’s obligation in respect of the principal thereof shall be discharged; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 2021 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date (as hereinafter defined). The bonds of 2021 Series A shall be callable for redemption in whole or in part according to the terms and provisions herein in Article 2.

Each bond of 2021 Series A authenticated in accordance with the terms of this Supplemental Indenture shall be dated as of June 30, 2021 and shall bear interest on the principal amount thereof from the interest payment date next preceding the date of authentication thereof by the Trustee to which interest has been paid on the bonds of 2021 Series A, or if the date of authentication thereof is prior to January 1, 2022, then from June 30, 2021, or if the date of authentication thereof be an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Interest on the bonds of 2021 Series A shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed in such period.

The person in whose name any bond of 2021 Series A is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of bonds of 2021 Series A not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term “record date” as used in this Section with respect to any regular interest payment (i.e., January 1 or July 1) shall mean the June 15 or December 15, as the case may be, next preceding such interest payment date, or if such June 15 or December 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

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SECTION 1.04.      Transfer and Exchange of Bonds of 2021 Series A The bonds of 2021 Series A may be surrendered for registration of transfer as provided in Section 305 of the Mortgage Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of 2021 Series A of other authorized denominations. Notwithstanding the provisions of Section 305 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of bonds of 2021 Series A or for the exchange of any bonds of 2021 Series A for bonds of other authorized denominations.

SECTION 1.05.      Consent to Amendment and Restatement of Mortgage Indenture. Each holder of a bond of 2021 Series A, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

ARTICLE 2.

REDEMPTION OF BONDS OF 2021 SERIES A

SECTION 2.01.      Redemption of Bonds of 2021 Series A. The bonds of 2021 Series A are subject to redemption prior to maturity, as a whole at any time or in part from time to time, in accordance with the provisions of the Mortgage, upon not less than thirty (30) days and not more than sixty (60) days prior notice (which notice may be made subject to the deposit of redemption moneys with the Trustee before the date fixed for redemption) given by mail as provided in the Mortgage, at the option of the Company. If the Company elects to redeem the bonds of 2021 Series A prior to the Par Call Date (as defined in Section 2.02), it will do so at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of 2021 Series A being redeemed or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the bonds of 2021 Series A being redeemed from the date of redemption through the Par Call Date (excluding the portion of any such interest accrued to the redemption date), discounted to the date of redemption on a semiannual basis at the Treasury Rate (as defined in Section 2.02) applicable to the bonds of 2021 Series A plus 10 basis points plus, in either case, accrued and unpaid interest on the principal amount of the bonds of 2021 Series A being redeemed to the date of redemption (the “Redemption Date”). If the Company elects to redeem the bonds of 2021 Series A on or after the Par Call Date, it will do so at a redemption price equal to one hundred percent (100%) of the principal amount of the bonds of 2021 Series A being redeemed, plus accrued and unpaid interest thereon to the Redemption Date. The redemption price will be calculated by the Company assuming a 360-day year consisting of twelve 30-day months.

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So long as the bonds of 2021 Series A are registered in the name of The Depository Trust Company, as depositary (“DTC”), its nominee or a successor depositary, if the Company elects to redeem less than all of the bonds of 2021 Series A, we believe that DTC’s practice is to determine by lot the amount of the interest of each direct participant, in the bonds of 2021 Series A to be redeemed. At all other times, the Trustee shall draw by lot, in such manner as it deems appropriate, the particular bonds of 2021 Series A, or portions of them, to be redeemed.

Notice of redemption shall be given by mail to the holders of bonds of 2021 Series A, which, as long as the bonds of 2021 Series A are held in the book-entry only system, will be DTC, its nominee or a successor depositary. On and after the Redemption Date (unless the Company defaults in the payment of the redemption price and interest accrued thereon to such date), interest on the bonds of 2021 Series A, or the portions of them so called for redemption, shall cease to accrue.

The bonds of 2021 Series A are not otherwise subject to redemption.

SECTION 2.02.      Definitions Applicable to Redemption Provisions. As used in this Article 2:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual maturity comparable to the remaining term from and including the Redemption Date to and including the Par Call Date of the bonds of 2021 Series A being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term from and including the Redemption Date to and including the Par Call Date of the bonds of 2021 Series A.

“Comparable Treasury Price” means with respect to any Redemption Date (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Par Call Date” means the date that is three months prior to the maturity date of the bonds of 2021 Series A.

“Reference Treasury Dealer” means any four primary U.S. Government securities dealers in The City of New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.

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“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated by the Company on the third business day preceding the date fixed for redemption.

ARTICLE 3.

AMENDMENT OF MORTGAGE INDENTURE

SECTION 3.01.      Amendment to Section 1606 of the Mortgage Indenture. Section 1606 of the Mortgage Indenture is hereby amended by deleting clause (iv) of Section 1606(a) in its entirety and replacing it with the following clause (iv):

“      (iv) an Opinion of Counsel to the effect that the certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Mortgage, and that all conditions precedent herein provided for relating to such withdrawal have been complied with.”

SECTION 3.02.      Applicability of Amendment to Mortgage Indenture. Except as provided in Section 3.01 hereof, each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Mortgage Indenture shall apply only to the bonds of 2021 Series A and not to any other Securities under the Mortgage Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with this Supplemental Indenture, the Mortgage Indenture shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 4.

MISCELLANEOUS

SECTION 4.01.      Benefits of Supplemental Indenture and Bonds of 2021 Series A. Nothing in this Supplemental Indenture, or in the bonds of 2021 Series A, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

SECTION 4.02.      Effect of Table of Contents and Headings. The table of contents and the description headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

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SECTION 4.03.      Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused these presents to be executed by its Assistant Treasurer-Corporate Finance and Cash Management and its corporate seal to be hereunto affixed, duly attested by its Secretary, and Deutsche Bank Trust Company Americas has caused these presents to be executed and its corporate seal to be hereunto affixed by Deutsche Bank National Trust Company, its authorized signatory, by a Vice President and an Assistant Vice President, duly attested by a Vice President, as of the day and year first above written.

[The remainder of this page left blank intentionally; signature pages follow.]

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THE CONNECTICUT LIGHT AND
POWER COMPANY doing business as
Attest:	EVERSOURCE ENERGY

/s/ Richard J. Morrison	By:	/s/ Emilie G. O’Neil
Richard J. Morrison		Emilie G. O’Neil
Secretary		Assistant Treasurer-Corporate Finance
and Cash Management

(SEAL)		Signed, sealed and delivered in the presence of:

/s/ Paula M. Giurleo

/s/ Barbara J. Murphy

COMMONWEALTH OF MASSACHUSETTS	)
) ss.: WESTWOOD
COUNTY OF NORFOLK	)

On this 23rd day of June, 2021, before the undersigned officer, personally appeared Emilie G. O’Neil and Richard J. Morrison who acknowledged themselves to be the Assistant Treasurer–Corporate Finance and Cash Management, and the Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a Connecticut corporation, and that they, as such Assistant Treasurer-Corporate Finance and Cash Management, and such Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as the Assistant Treasurer-Corporate Finance and Cash Management, and the Secretary, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Florence J. Iacono
Notary Public
My commission expires: January 20, 2023.
(SEAL)

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DEUTSCHE BANK TRUST COMPANY
AMERICAS f/k/a BANKERS TRUST
Attest:	COMPANY, TRUSTEE

/s/ Jeffrey Schoenfeld	By:	/s/ Luke Russell
Luke Russell
Name: Jeffrey Schoenfeld		Vice President
Title: Vice President

	By:	/s/ Michael Russell
Michael Russell
Associate

(SEAL)		Signed, sealed and delivered in the presence of:

/s/ Julie Chan
Julie Chan

STATE OF NEW JERSEY	)
	) ss.:	[●]
COUNTY OF MONMOUTH	)

On this 25th day of June, 2021, before the undersigned officer, personally appeared Luke Russell and Michael Russell acknowledged themselves to be Vice President and Associate as authorized signatory for DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, a corporation, and that they, as officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Associates, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Robert S. Peschler
Notary Public
My commission expires: December 11, 2022.
(SEAL)

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SCHEDULE A

[FORM OF BOND OF 2021 SERIES A]

CUSIP No. 207597-EN1

No. 1	$425,000,000

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE AND HEREIN, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this Global Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to The Connecticut Light and Power Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

Incorporated under the Laws of the State of Connecticut

2.05% FIRST AND REFUNDING MORTGAGE BOND, 2021 SERIES A,

DUE 2031

PRINCIPAL DUE JULY 1, 2031

FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company), hereby promises to pay to _______________________, or registered assigns, the principal sum of Four Hundred Twenty-Five Million Dollars ($425,000,000), on July 1, 2031 and to pay interest, including overdue interest, on said sum, semiannually in arrears on January 1 and July 1 of each year, commencing January 1, 2022 until the Company’s obligation with respect to said principal sum shall be discharged, at the rate per annum specified in the title of this bond from the interest payment date next preceding the date of authentication hereof to which interest has been paid on the bonds of this series, or if the date of authentication hereof is prior to January 1, 2022, then from June 30, 2021, or if the date of authentication hereof is an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Both principal and interest shall be payable at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

A-2

Interest on the bonds of 2021 Series A shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed for such period.

Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the June 15 or December 15, as the case may be, next preceding the interest payment date, or, if such June 15 or December 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company and hereinafter with its successors as defined in the Mortgage hereinafter referred to, generally called the Trustee), or by such a successor.

A-3

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused this bond to be executed in its corporate name and on its behalf by its Assistant Treasurer-Corporate Finance and Cash Management by her signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.

Dated as of June 30, 2021

THE CONNECTICUT LIGHT AND POWER COMPANY doing business as EVERSOURCE ENERGY

By:
Emilie G. O’Neil
Assistant Treasurer-Corporate Finance and Cash Management

Attest:

Richard J. Morrison
Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

Deutsche Bank Trust Company Americas hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, TRUSTEE

Dated as of June 30, 2021	By:
Name:
Title: Authorized Officer

A-4

     [FORM OF BOND]

[REVERSE]

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

2.05% FIRST AND REFUNDING MORTGAGE BOND, 2021 Series A,

DUE 2031

This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to Four Hundred Twenty-Five Million Dollars ($425,000,000), consisting only of registered bonds without coupons and designated “2.05% First and Refunding Mortgage Bonds, 2021 Series A, due 2031” all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed and Trust dated as of May 1, 1921, and by eighty-nine Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018, March 1, 2019, September 1, 2019 and December 1, 2020 (said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the “Mortgage”), all executed by the Company to Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided. The Mortgage was amended and restated in its entirety on April 7, 2005 in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

A-5

This bond is transferable by the registered holder hereof in person or by attorney upon surrender hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, together with a written instrument of transfer in approved form, signed by the holder, and a new bond or bonds of this series for a like principal amount in authorized denominations will be issued in exchange, all as provided in the Mortgage. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York (“DTC”) or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series (“Book-Entry Interests”) having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the “Participants”) and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason, upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

A-6

The bonds of 2021 Series A are subject to redemption prior to maturity, as a whole at any time or in part from time to time, in accordance with the provisions of the Mortgage, upon not less than thirty (30) days and not more than sixty (60) days prior notice (which notice may be made subject to the deposit of redemption moneys with the Trustee before the date fixed for redemption) given by mail as provided in the Mortgage, at the option of the Company. If the Company elects to redeem the bonds of 2021 Series A prior to the Par Call Date, it will do so at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of 2021 Series A being redeemed or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest of the bonds of 2021 Series A being redeemed from the date of redemption through the Par Call Date (excluding the portion of any such interest accrued to the redemption date), discounted to the date of redemption on a semiannual basis at the Treasury Rate applicable to the bonds of 2021 Series A plus 10 basis points plus, in either case, accrued and unpaid interest on the principal amount of the bonds of 2021 Series A being redeemed to the date of redemption (the “Redemption Date”). If the Company elects to redeem the bonds of 2021 Series A on or after the Par Call Date, it will do so at a redemption price equal to one hundred percent (100%) of the principal amount of the bonds of 2021 Series A being redeemed, plus accrued and unpaid interest thereon to the Redemption Date. The redemption price will be calculated by the Company assuming a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual maturity comparable to the remaining term from and including the Redemption Date to and including the Par Call Date of the bonds being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term from and including the Redemption Date to and including the Par Call Date of the bonds of 2021 Series A.

“Comparable Treasury Price” means with respect to any Redemption Date (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Par Call Date” means the date that is three months prior to the maturity date of the bonds of 2021 Series A.

“Reference Treasury Dealer” means any four primary U.S. Government securities dealers in The City of New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.

A-7

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated by the Company on the third business day preceding the date fixed for redemption.

So long as the bonds are registered in the name of DTC, its nominee or a successor depositary, if the Company elects to redeem less than all of the bonds, we believe that DTC’s practice is to determine by lot the amount of the interest of each direct participant, in the bonds of 2021 Series A to be redeemed. At all other times, the Trustee shall draw by lot, in such manner as it deems appropriate, the particular bonds, or portions of them, to be redeemed.

Notice of redemption shall be given by mail to the holders of bonds, which, as long as the bonds are held in the book-entry only system, will be DTC, its nominee or a successor depositary. On and after the date fixed for redemption (unless the Company defaults in the payment of the redemption price and interest accrued thereon to such date), interest on the bonds of 2021 Series A, or the portions of them so called for redemption, shall cease to accrue.

The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66-2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

As set forth in the Supplemental Indenture establishing the terms and series of the bonds of this series, each holder of a bond of 2021 Series A, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, has and has been deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage in the form set forth in Schedule C appended to the Supplemental Indenture dated as of April 1, 2005.

No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator, or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.

A-8

SCHEDULE B

[PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE]

CL&P FEE ACQUISITIONS

(11/16/2020 – 6/15/2021)

NONE

CL&P Non-DISTRIBUTION EASEMENTS 11/16/2020 - 06/15/2021
State	Grantor	Date	Vol/Page	Town
CT	Quinebaug Solar, LLC	04/26/2021	264/694	Canterbury
CT	River Junction Estates, LLC	04/26/2021	264/698	Canterbury
CT	River Junction Estates, LLC	04/26/2021	264/702	Canterbury
CT	Chviek	03/24/2021	571/579	Plainfield
CT	Thomaston Fish and Game Club	03/17/2021	336/1026	Thomaston
CT	Eighmile River Farm, LLC	03/05/2021	172/66	Lyme
CT	Kurt Alletzhauser	02/11/2021	286/112	Killingworth
CT	Town of Southington	02/10/2021	1524/244	Southington
CT	Robin Meyer	02/04/2021	669/373	Uncasville
CT	Sean & Jennifer Scott	01/22/2021	250/481	Deep River
CT	Joyce Williams	02/03/2021	395/880	Litchfield
CT	Christopher and Phyllis-Cummings Texeira	12/31/2020	Pending	Cheshire
CT	Nutmeg Solar	12/31/2020	Pending	Enfield
CT	Pamela Babcock	05/05/2021	180/175	Lisbon
CT	Bernice Sylvestre	05/05/2021	180/180	Lisbon
CT	Southington-Cheshire Community YMCA's Inc.	12/22/2020	1514/885	Southington
CT	Town of Farmington	12/16/2020	1215/230	Farmington
CT	City of Stamford	12/14/2020	12539/287	Stamford
CT	Robert and Rita Fiala	12/10/2020	1115/277	East Haddam
CT	River Oaks of Sherman Association, Inc	12/09/2020	173/172	Sherman
CT	Environmental Learning Centers of CT	12/03/2020	2164/716	Bristol
CT	Town of Windsor	12/02/2020	1912/1127	Windsor
CT	Janice Adams	11/28/2020	521/2	Ellington
CT	DESRI TVS Real Estate Holdings, LLC	11/23/2020	973/625	Simsbury
CT	DESRI TVS Real Estate Holdings, LLC	11/23/2020	973/620	Simsbury
CT	Braha Associates	11/13/2020	8198/104	Waterbury
CT	Woods Hill Solar	11/16/2020	381/995	Pomfret

B-1

CL&P DISTRIBUTION EASEMENTS 11/16/2020 - 06/15/2021
State	Grantor	Date	Vol/Page	Town
CT	Avon Town Center, LLC et al	08/14/2020	748/145	Avon
CT	Woerner, Peter	06/19/2020	1285/295	Branford
CT	F. Vigliotti Construction Company, LLC	01/07/2021	1302/483	Branford
CT	Labossiere, David	04/14/2021	667/244	Brooklyn
CT	Weaver, Ethan A. et al	03/22/2021	665/206	Brooklyn
CT	Chester Point Real Estate, LLC	11/06/2020	176/873	Chester
CT	Indian River Shops, LLC	03/03/2021	531/981	Clinton
CT	Zimmer, Michael et al	11/24/2020	1426/106	Colchester
CT	Cumberland Farms, Inc.	05/04/2021	1279/994	Coventry
CT	Wildwood, Inc.	04/07/2021	1118/336	East Haddam
CT	Bowerman, James Jr. et al	08/29/2020	615/104	East Hampton
CT	Housing Authority of the Town of East Hartford	10/20/2020	3984/160	East Hartford
CT	Niantic Bay Development, LLC et al	10/05/2020	1043/725	East Lyme
CT	Nehantic GP, LLC	03/30/2021	1054/342	East Lyme
CT	Enfield Pad Investors, LLC	03/22/2021	2791/432	Enfield
CT	Roziak, Yvonne M.	01/14/2021	339/715	Essex
CT	Kickerbocker, Keith et al	01/14/2021	339/712	Essex
CT	Meadow Farms, LLC	03/01/2021	3727/310	Glastonbury
CT	Guaranteed Maintenance and Development, LLC	12/02/2020	3697/261	Glastonbury
CT	Carpwood, LLC	04/23/2021	404/58	Griswold
CT	Krysil, Thomas Donald et al	12/11/2020	1245/109	Groton
CT	Stevens, Michael et al	05/28/2021	977/475	Guilford
CT	Tuttle Point Improvement Association, Inc.	12/14/2020	969/788	Guilford
CT	Sherwood Camps Association, Inc.	11/13/2020	404/590	Haddam
CT	Pulis, Gordon M. et al	12/22/2020	405/460	Haddam
CT	Town of Lebanon	11/20/2020	320/737	Lebanon
CT	Olin, Nathan et al	12/15/2020	261/393	Marlborough
CT	Washington River Management, LLC et al	05/25/2021	2008/565	Middletown
CT	The Connecticut Valley Hindu Temple Society, Inc.	11/16/2020	1987/695	Middletown
CT	Standpipe, LLC et al	01/06/2021	1992/156	Middletown
CT	Homes in Westfield, LLC	12/12/2020	1992/577	Middletown
CT	343, LLC	04/14/2021	237/589	North Stonington
CT	Tooker, Howard Samuel	12/02/2020	439/1171	Old Lyme
CT	Lyman Development Group	11/16/2020	561/131	Plainfield
CT	Tewsksbury Builders LLC	04/29/2021	571/800	Plainfield
CT	Auger, Steven et al	05/07/2021	571/802	Plainfield
CT	Sage, Ellis C.	05/11/2021	571/323	Plainfield

B-2

CT	Sangermano Properties, LLC	05/19/2021	572/286	Plainfield
CT	Pasay Development, LLC	02/11/2021	566/414	Plainfield
CT	Sibrom Holdings, LLC	11/25/2020	837/1157	Putnam
CT	RMD Land Development, LLC	05/04/2021	267/111	Salem
CT	Gingras Development, LLC	03/25/2021	367/1018	Somers
CT	Rush, Robert et al	12/15/2020	365/358	Somers
CT	Frisbie, Michael W.	11/30/2020	365/354	Somers
CT	Mannarino Builders, Inc.	04/20/2021	2865/168	South Windsor
CT	Colchester Properties, LLC et al	11/03/2020	2810/166	South Windsor
CT	Wheeler, Bruce P.	03/09/2021	815/937	Stonington
CT	Anthony, Keith S.	02/10/2021	814/92	Stonington
CT	Raceway, Golf Club and Restaurant, LLC	04/16/2021	989/158	Thompson
CT	Thompson International Speedway	04/16/2021	989/162	Thompson
CT	Luginbuhl, Todd etl al	11/20/2020	1532/122	Tolland
CT	White, George Conant, et al	01/08/2021	1690/331	Waterford
CT	University of Saint Joseph	10/23/2020	5196/922	West Hartford
CT	McCall, John G. Jr.	04/19/2021	367/799	Westbrook
CT	Cyr, Kenneth et al	11/23/2020	2118/726	Wethersfield
CT	Phoenix 1210, LLC	01/27/2021	2123/498	Wethersfield
CT	Phoenix 1210, LLC	01/29/2021	2123/500	Wethersfield
CT	BVS Windham Development, LLC	01/29/2021	1362/20	Windham
CT	224 BERLIN TURNPIKE LLC	03/31/2021	786/288	BERLIN
CT	EARL H WICKLUND INC.	01/25/2021	782/553	BERLIN
CT	SASHUT, DAVID AND PIETRZAK, LILLIAN	01/25/2021	782/550	BERLIN
CT	CODFISH AND DEMARCO LLC	04/06/2021	1138/554	BETHEL
CT	ARBESMAN, PAUL AND LINDA R	05/04/2021	2178/146	BRISTOL
CT	681 BROAD STREET LLC	03/01/2021	2169/1024	BRISTOL
CT	THE CARPENTER REALTY COMPANY	03/19/2021	2172/571	BRISTOL
CT	MINOR, MARK E AND PAUL C. AND ANN L	02/28/2021	2167/518	BRISTOL
CT	SULLENDER, LOGAN E AND ERIC W	05/20/2021	790/125	BROOKFIELD
CT	PINNACLE CINSTRUCTION CONSULTANTS LLC	05/19/2021	789/998	BROOKFIELD
CT	687 SOUTH MAIN LLC	03/23/2021	3032/325	CHESHIRE
CT	CAROL CALEY LLC	06/01/2021	3053/191	CHESHIRE
CT	CLEARVIEW FARM PRESERVE PHASE II LLC	07/31/2020	2973/56	CHESHIRE
CT	WMSA LLC	03/02/2021	3026/216	CHESHIRE
CT	CHESHIRE SURGERY CENTER REALTY LLC	12/03/2020	3002/17	CHESHIRE
CT	MI-DANBURY1, LLC MI-DANBURY 2, LLC AND MI-DANBURY 3, LP	04/07/2021	2557/1006	DANBURY
CT	TOWN OF DARIEN	05/20/2021	1718/671	DARIEN
CT	BAYWATER HOUSING PARTNERS LLC	03/23/2021	TBD	DARIEN

B-3

CT	BAYWATER 36 OKHS LLC	11/18/2021	1700/184	DARIEN
CT	MISS PORTERS SCHOOL INCORPORATED	05/14/2021	1221/110	FARMINGTON
CT	TOWN OF GREENWICH	03/16/2021	7845/203	GREENWICH
CT	MIKOLAJCZAK, WOJCIECH AND MARIJA	04/12/2021	7886/1	GREENWICH
CT	303 HAMILTON LLC	04/08/2020	7647/339	GREENWICH
CT	303 HAMILTON LLC	01/21/2021	7813/111	GREENWICH
CT	ROSEHILL LAND COMPANY	01/14/2021	7809/42	GREENWICH
CT	THE MILL OWNERS COMPANY	02/24/2021	7832/142	GREENWICH
CT	56 OFP LLC	12/01/2020	7784/37	GREENWICH
CT	GREENWICH HOTEL LLC	11/17/2021	7777/116	GREENWICH
CT	BROAD STREET WASH REALTY LLC	12/22/2020	5401/779	MERIDEN
CT	BOCH MIDDLEBURY-WATERBURY LLC	06/07/2021	323/358	MIDDLEBURY
CT	PROSPECT STREET INVESTMENT GROUP LLC	03/17/2021	1067/736	NAUGATUCK
CT	HANLON, JEFFREY B	01/20/2021	1031/619	NEW CANAAN
CT	SEMINARY ST, LLC	01/26/2021	1032/47	NEW CANAAN
CT	LEILI-BAUER, KARIN AKA DOUBLE A RANCH	03/30/2021	556/530	NEW MILFORD
CT	FARRELL COMMUNITIES AT SANDY HOOL LLC	01/20/2021	1161/4	NEWTOWN
CT	WILLARD COMMUNITY ASSOCIATION, LLC	04/30/2021	9228/115	NORWALK
CT	170 GLOVER AVENUE LLC	04/23/2021	9228/115	NORWALK
CT	RAP II, LLC	05/14/2021	9242/86	NORWALK
CT	GAMEZ, RAMON AND GLORIA E	01/15/2021	9152/60	NORWALK
CT	AMERICOLD REAL ESTATE LP	01/14/2021	7809/42	PLAINVVILLE
CT	LOVLEY DEVELOPMENT INC	03/16/2021	646/999	PLANTSVEILLE
CT	RBO INVESTMENT PROPERTIES LLC	03/25/2021	488/851	PLYMOUTH
CT	LANCASTER, ROGER AND CAROLYE L JOHNSON-LANCASTER	02/23/2021	429/951	REDDING
CT	FARIFIELD COUNTY BANK	11/04/2021	1103/1139	RIDGEFIELD
CT	THE TOWN OF SOUTHINGTON	12/24/2020	1506/261	SOUTHINGTON
CT	LOVLEY DEVELOPMENT INC	03/16/2021	647999	SOUTHNIGTON
CT	STILLWATER DEVELOPMENT PARTNERS LLC	05/20/2021	12693/166	STAMFORD
CT	GATEWAY HARBOR POINT PLANNED COMMUNITY ASSOCIATION INC	04/22/2021	12669/126	STAMFORD
CT	HPP- SIX AND THE STRAND/BRC GROUP LLC	06/01/2021	12703/278	STAMFORD
CT	82 COLUMBUS PLACE LLC	03/26/2021	12642/265	STAMFORD
CT	STAMFORD SENIOR HOUSING	12/22/2020	12550/169	STAMFORD
CT	STAMFORD SENIOR HOUSING	12/22/2020	12550/174	STAMFORD
CT	CITY OF TORRINGTON	05/25/2021	1335/596	TORRINGTON
CT	QUER, Y MICHAEL AND OKEEFE, KAITLYN	12/10/2020	418/289	WASHINGTON

B-4

CT	JB ASSOCIATES OF WATERBURY LLC AND SLEH, LLC	03/23/2021	8230/1	WATERBURY
CT	240 CONNECTICUT LLC	01/29/2021	8205/246	WATERBURY
CT	McDONALDS CORPORATION	11/12/2020	8156/315	WATERBURY
CT	CATHOLIC CEMETERIES ASSOCIATION OF THE ARCHDIOCES OF HARTFORD INC	03/04/2021	2179/339	WATERTOWN
CT	GIORLANDO, DAVID AND JODI	04/09/2021	4113/273	WESTPORT
CT	HILLANDALE PROPERTIES, LLC	04/22/2021	4117/271	WESTPORT
CT	1720 OWNENOKE LLC	12/07/2020	4073/43	WESTPORT
CT	STEELE, TIMOTHY AND SUSAN	11/05/2020	4062/57	WESTPORT
CT	DEJANA, VINCENT AND KIMBERLY	12/22/2020	2523/690	WILTON
CT	CANNONWOODS LLC	12/10/2020	2522/717	WILTON
CT	R&M INSULATION LLC	03/15/2021	458/1173	WINSTED

B-5